FOR IMMEDIATE RELEASE

Contacts:
Helen Kendrick
hkendrick@sunpowercorp.com
+1 408-240-5585

Julie Blunden
jblunden@sunpowercorp.com
+1 408-240-5577

SunPower to Build 8 Megawatt Solar Power Plant in Spain

Naturener Expands SunPower Deployment to Approximately 30 Megawatts

SAN JOSE, Calif., Jan. 4, 2008 – SunPower Corp. (Nasdaq: SPWR), a Silicon Valley-based manufacturer of high-efficiency solar cells, solar panels and solar systems, today announced that its Spanish subsidiary will engineer, procure equipment for and construct an approximately 8 megawatt solar electric power plant in the Extremadura region of Spain.

A corporate affiliate of The Naturener Group, a Spanish-based company, will own the solar power plant, and SunPower expects the system will begin operating in September 2008.

“Once again we are teaming with Naturener to deliver clean, reliable solar power to the rapidly expanding Spanish market,” said Marco Antonio Northland, general manager of SunPower’s European operations.  “By using the industry-leading SunPower® Tracker technology, Naturener will maximize the solar plant’s energy delivery, while optimizing land use and reducing related costs.”

“SunPower’s engineering, procurement and construction expertise will be key to meeting our budget and schedule targets,” said Rafael Sanchez-Castillo, CEO of The Naturener Group.  “We are pleased to continue the solar power segment of our renewable energy portfolio in Spain.”

About SunPower

SunPower Corporation (Nasdaq: SPWR) designs, manufactures and delivers high-performance solar electric systems worldwide for residential, commercial and utility-scale power plant customers. SunPower high-efficiency solar cells and solar panels generate up to 50 percent more power than conventional solar technologies and have a uniquely attractive, all-black appearance. With headquarters in San Jose, Calif., SunPower has offices in North America, Europe and Asia. For more information, visit www.sunpowercorp.com. SunPower is a majority-owned subsidiary of Cypress Semiconductor Corp. (NYSE: CY).

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements are statements that do not represent historical facts. The company uses words and phrases such as "will," "expects," "to deliver" and similar expressions to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, the company's plans and expectations regarding the size and engineering, procurement and construction of the solar plant, a corporate affiliate of The Naturener Group owning the solar plant, the system beginning operations in September 2008, the SunPower Tracker deployment and associated benefits on energy delivery, and meeting budget and schedule targets.  These forward-looking statements are based on information available to the company as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the company's control. In particular, risks and uncertainties that could cause actual results to differ include (i) failure to satisfy conditions precedent in certain construction contracts within specified deadlines, including but not limited to confirming the availability of bank financing, receipt of necessary permits, licenses or other governmental approvals, receipt of satisfactory final site reports, and/or the confirmation and review of technical specifications; (ii) construction difficulties or potential delays in the project implementation process; (iii) the risk of continuation of supply of products and components from suppliers; (iv) unanticipated problems with the SunPower Tracker deployment on the site; and (v) other risks described in the company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, and other filings with the Securities Exchange Commission.  These forward-looking statements should not be relied upon as representing the company's views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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